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                                                                      EXHIBIT 21

                              SERVICE EXPERTS, INC.
                    LIST OF SUBSIDIARIES AS OF JUNE 12, 1997
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               Name                                            State of Incorporation
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
AC Service & Installation Co., Inc./
   Donelson Air Conditioning Company, Inc.                           Tennessee
Air-Conditioning and Heating Unlimited, Inc.                         Tennessee
Air Experts, a United Services Co., Inc.                             Missouri
Arrow Heating & Air Conditioning, Inc.                               Wisconsin
Automated Air, Inc.                                                  Tennessee
B & B Air Conditioning, Inc.                                         Tennessee
B. W. Heating & Cooling, Inc.                                        Tennessee
Bauer Heating & Air Conditioning, Inc.                               Tennessee
Brand Heating & Air Conditioning, Inc.                               Indiana
C. Iapaluccio Company, Inc.                                          Connecticut
Claire's Air Conditioning & Refrigeration, Inc.                      Tennessee
Coastal Air Conditioning Service, Inc.                               Georgia
Comerford's Heating and Air Conditioning, Inc.                       California
Comfortech, Inc.                                                     Tennessee
Contractor Success Group, Inc.                                       Missouri
Custom Air Conditioning, Inc.                                        Tennessee
Dial One Raymond Plumbing, Heating & Cooling, Inc.                   Tennessee
Eisenbach Enterprises, Inc.                                          Texas
Falso Service Experts, Inc.                                          New York
Frees Service Experts, Inc.                                          Texas
Freschi Air Systems, Inc.                                            Tennessee
Gaddis Co.                                                           Tennessee
Gilley's-Quality Heating & Cooling, Inc.                             Louisiana
Gordon's Specialty Company                                           Tennessee
Griffin Heating & Air Conditioning, Inc.                             Indiana
Hardwick Air Masters, Inc.                                           Arkansas
Island Air Conditioning, Inc.                                        Tennessee
Lewis & Guymon, Inc.                                                 Utah
Norrell Heating and Air Conditioning Company, Inc.                   Alabama
Pardee Refrigeration Company Incorporated                            Tennessee
Parker Heating & Air Conditioning, Incorporated                      Tennessee
Roland J. Down, Inc.                                                 New York
Rolf Coal and Fuel Corp.                                             Indiana
Royden, Inc.                                                         Utah
Sanders Indoor Comfort, Inc.                                         Tennessee
Service Experts of Indianapolis, Inc.                                Indiana
Service Experts of Palm Springs, Inc.                                California
Service Experts of Raleigh, Inc.                                     Tennessee
Stark Services Co., Inc.                                             Tennessee
Sunbeam Service Experts, Inc.                                        New York
Superior Air Conditioning Co., Inc.                                  Tennessee
Sylvester's Corp.                                                    Indiana
Vision Holding Company, Inc.                                         Missouri
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